EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference in the following registration statements of our report dated April 2, 2018 included in Acacia Diversified Holdings, Inc. Form 10-K/A for the year ended December 31, 2017.
*   Registration statement S-8, SEC file number 333-223215, as filed with the Securities and Exchange Commission on February 26, 2018

/s/KWCOPC
KWCO, PC
Odessa, Texas